Exhibit 99.2

Press Release

ON Semiconductor Signs Definitive Agreement to Acquire CMOS Image

Sensor Business Unit from Cypress

Acquisition will position ON Semiconductor as a leading supplier of ultra-high-speed CMOS image sensors and a Top 10 worldwide image sensor supplier

Sale will sharpen Cypress’s focus on programmable solutions

PHOENIX, Ariz. and SAN JOSE, Calif. – Jan. 27, 2011 – ON Semiconductor (Nasdaq: ONNN), a premier supplier of high performance silicon solutions for energy efficient electronics, and Cypress Semiconductor Corp. (Nasdaq: CY) today announced that a definitive agreement has been signed for ON Semiconductor to acquire the CMOS Image Sensor Business Unit (ISBU) from Cypress in an all cash transaction for approximately $31.4 million. The transaction is expected to close by the end of the first quarter of 2011, subject to customary closing conditions.

Cypress’s broad portfolio of high-performance custom and standard CMOS image sensors are used in multi-megapixel digital photography and cinematography, machine vision, linear and two dimensional (2D) bar code imaging, medical x-ray imaging, biometrics and aerospace applications. The company’s products include the VITA, LUPA, STAR and IBIS families, which are well known throughout the industry.

The ISBU will become an integrated part of ON Semiconductor’s Digital, Military/Aerospace and Image Sensor (DMI) division.

“The acquisition of the Image Sensor Business Unit from Cypress will solidify our position as a leading supplier of CMOS Image Sensor products,” said Bob Klosterboer, senior vice president and general manager of ON Semiconductor’s Digital and Mixed Signal Group (DMSG). “In addition, the acquisition will strengthen the company’s talent base and add an experienced design and applications engineering team for the image sensor market segment. The 2D high-speed CMOS image sensors from the ISBU will significantly strengthen and complement ON Semiconductor’s image sensor products for the industrial, medical, computing and military/aerospace markets.”

“The sale of our image sensor business will enable Cypress to continue to focus on programmable products including our flagship PSoC® programmable system-on-chip solution and our TrueTouch™ touch-sensing controllers,” said T.J. Rodgers, Cypress president and CEO. “Our image sensor team has done a remarkable job in recent years advancing its core technologies and broadening its target markets. We believe that ON Semiconductor represents the right home for the business, and that the sale, upon its completion, represents the best possible outcome for our existing customers.”

ON Semiconductor’s current products target one dimensional image sensing with particular focus on contact image sensing and ambient/proximity sensors. Once the acquisition is closed, the company will have a complete image sensing product offering between 1D and 2D sensors and across multiple end-markets.

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ON Semiconductor Signs Definitive Agreement to Acquire CMOS Image Sensor Business Unit from Cypress

Pursuant to the agreement, ON Semiconductor is expected to acquire approximately 100 patents and patent applications related exclusively to the business and receive appropriate intellectual property licenses from Cypress Semiconductor in order to continue to conduct and grow the business. As part of the transaction, approximately 80 Cypress Semiconductor ISBU employees will join the ON Semiconductor organization.

Upon the closing, ON Semiconductor may record one-time charges related to the transaction. The amounts of such charges, if any, have not yet been determined.

About Cypress

Cypress delivers high-performance, mixed-signal, programmable solutions that provide customers with rapid time-to-market and exceptional system value. Cypress offerings include the flagship PSoC® programmable system-on-chip families and derivatives such as PowerPSoC® solutions for high-voltage and LED lighting applications, CapSense® touch sensing and TrueTouch™ solutions for touchscreens. Cypress is the world leader in USB controllers, including the high-performance West Bridge® solution that enhances connectivity and performance in multimedia handsets. Cypress is also a leader in high-performance memories and programmable timing devices. Cypress serves numerous markets including consumer, mobile handsets, computation, data communications, automotive, industrial and military. Cypress trades on the NASDAQ Global Select Market under the ticker symbol CY. Visit Cypress online at http://www.cypress.com/.

About ON Semiconductor

ON Semiconductor (Nasdaq: ONNN) is a premier supplier of high performance silicon solutions for energy efficient electronics. The company’s broad portfolio of power and signal management, logic, discrete and custom devices helps customers efficiently solve their design challenges in automotive, communications, computing, consumer, industrial, LED lighting, medical, military/aerospace and power applications. ON Semiconductor operates a world-class, value-added supply chain and a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe, and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

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ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, information on the website is not to be incorporated herein.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the consummation, timing, charges and benefits of the acquisition by ON Semiconductor Corporation (“ON”) of the Image Sensor Business Unit (“ISBU”) from Cypress Semiconductor. These forward-looking statements are based on information available to us as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond our control. In particular, such risks and uncertainties include, but are not limited to, difficulties encountered in

ON Semiconductor Signs Definitive Agreement to Acquire CMOS Image Sensor Business Unit from Cypress consummating the transaction and then integrating the ISBU; the possibility that expected benefits and cost savings may not materialize as expected; the variable demand and the aggressive pricing environment for semiconductor products; the ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for products; the adverse impact of competitive product announcements; revenues and operating performance; poor economic conditions and markets, including the current credit markets; the cyclical nature of the semiconductor industry; changes in demand for our products; changes in inventories at customers and distributors; technological and product development risks; availability of raw materials; competitors’ actions; pricing and gross margin pressures; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields; control of costs and expenses; significant litigation; risks associated with acquisitions and dispositions generally; risks associated with leverage and restrictive covenants in debt agreements; risks associated with international operations including foreign employment and labor matters associated with unions and collective bargaining agreements; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; risks related to new legal requirements such health care reform; risks and costs associated with increased and new regulation of corporate governance and disclosure standards; and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON Semiconductor’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”) on February 25, 2010, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and our other filings with the SEC. These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

Media Contact	Investor Contacts

Anne Spitza	Ken Rizvi
Corporate Communications	Treasurer and Vice President
ON Semiconductor	ON Semiconductor
(602) 244-6398	(602) 244-3437
anne.spitza@onsemi.com	ken.rizvi@onsemi.com

Joseph L. McCarthy
Director Corporate Communications
Cypress Semiconductor
(408) 943-2902
jmy@cypress.com

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